SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  August 9, 2011 (August 8, 2011)

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, the board of directors (the “Board”) appointed Mr. Paul Kam Shing Chiu as a director and chairman of the Audit Committee.  The Board determined that Mr. Chiu is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board also determined that Mr. Chiu qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the Exchange Act.

Mr. Chiu, age 66, has been serving as a director of Wai Chong Company, a member of the Chinese Gold & Silver Exchange in Hong Kong, since January 2011.  He was also appointed as independent director of China Ritar Power Corp., a Chinese battery manufacturer, and a director of Lightscape Technologies Inc., a company providing LED solution services and engaged in outdoor media advertising in Hong Kong and China, in June 2011. From December 2005 to December 2010, Mr. Chiu was a financial consultant for Lightscape Technologies Inc., responsible for SEC financial reporting and compliance.  Mr. Chiu received a bachelor of commerce degree in accounting and business studies from the University of Ottawa in Canada in 1969. He received an MBA from the University of British Columbia in Canada in 1970. Mr. Chiu became a Chartered Accountant of Canada in 1972.  He is also a member of Ontario Institute of Chartered Accountants and Canadian Institute of Chartered Accountants.

On July 20, 2011, the Company and Mr. Chiu executed a director offer letter in connection with Mr. Chiu’s appointment, pursuant to which Mr. Chiu will be entitled to receive annual compensation of $150,000 for his services. In addition, the Company granted Mr. Chiu an option to purchase up to 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on August 8, 2011, which is exercisable for a period of six years. The Company will reimburse Mr. Chiu for reasonable expenses incurred in connection with his performance of duties as a director of the Company, including travel expenses. The Company also agrees to include Mr. Chiu as an insured under its directors and officers insurance policy and indemnify him for any expenses incurred in connection with his performance of duties as a director of the Company.

The foregoing description of the material terms of the director offer letter is qualified in its entirety by a form of such agreement included with this 8-K as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Director Offer Letter by and between the Company and Mr. Paul Kam Shing Chiu, dated as of July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Dated: August 9, 2011